Park City Group, Inc. Schedules Third Quarter Fiscal Year 2011

Earnings Conference Call and Webcast

PARK CITY, Utah. - May 3, 2011 - Park City Group (NYSE Amex: PCYG), a Software-as-a-Service provider of unique supply chain solutions for retailers and their suppliers, today announced the Company plans to release results for its fiscal third quarter 2011 after the Market closes on Tuesday, May 10, 2011.  Randall K. Fields, Chairman and CEO, will host a conference call at 4:15 P.M. Eastern that day to discuss the Company's results.  Investors and interested parties may participate in the call by dialing (877) 675-3568 and referring to Conference ID: 62811722.  The conference call is also being webcast and is available via the investor relations section of the Company's website, www.parkcitygroup.com.

Park City Group (NYSE Amex: PCYG) is a Software-as-a-Service ("SaaS") provider that brings unique visibility to the consumer goods supply chain, delivering actionable information that ensures product is on the shelf when the consumer expects it as well as providing food safety tracking information. The Company's service increases customers' sales and profitability while enabling lower inventory levels and ensuring regulatory compliance for both retailers and their suppliers.

Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps its customers turn information into cash and increased sales, using the largest scan based platform in the world. Scan based trading provides retail trading partners with a distinct competitive advantage through scan sales that provide store level visibility and set the supply chain in motion. And since it is scan based, it can be used in a Direct Store Delivery (DSD) or warehouse setting.

The Food Safety Global RegistryTM provides food retailers and suppliers with a robust solution that will help them protect their brands and remain in compliance with rapidly evolving regulations in the recently passed Food Safety Modernization Act. An internet-based technology, the Food Safety Global Registry, will enable all participants in the farm-to-table supply chain to easily manage tracking and traceability requirements as products move between trading partners.

Investor Relations Contact Dave MossbergThree Part Advisors, LLCPhone: 817-310-0051